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                                                              Exhibit 10(y)


                     ACCESS WORLDWIDE COMMUNICATIONS, INC.
                             4950 Blue Lake Drive
                                   Suite 300
                           Boca Raton, Florida 33431


                                                                 April 1, 2000


Ms. Ann M. Holmes
47 East 88th Street
New York, New York 10128

                                 Re:  Consulting Agreement
                                      --------------------

Dear Ms. Holmes:

     This letter will confirm the arrangements, terms and conditions, whereby the undersigned (hereinafter referred to as the "Consultant") has been retained by Access Worldwide Communications, Inc., a Delaware corporation (the "Company") to serve as a non-exclusive consultant and advisor to the Company's AM Medica Communications Group ("AMM").

     1.  Consulting Services.  The Consultant will render such consultation and
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advisory services as follows:

          The Consultant shall:

          (a) serve on the Management Committee of AMM, until July 1, 2000, it being understood that the contemplated structure of such Committee shall include:

               Mal Wasserman, designated new Chief Operating Officer, Patricia Wasserman, Editorial Director, Pat Galati, General Manager, and Cathie Engle, Director of Operations;

          (b) assist the individual designated as the new Chief Operating Officer of AMM in making a transition into such role;

          (c) assist AMM training the new Business Director for AMM recently hired;

          (d) assist AMM's specified group of employees (the "Pfizer Team") which is dedicated to servicing AMM's client, Pfizer Inc. ("Pfizer"),and to continuing the delivery of consistent service to Pfizer, and

          (e) assist in completing certain office clean-up and repairs currently in process at AMM.
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In connection with the foregoing, it is specifically understood and agreed  that simultaneously with its undertakings for AMM hereunder, the Consultant also may be performing other services for other clients and otherwise undertaking other business opportunities, provided that the same shall at all times be in compliance with, and not violative of, the provisions of any other agreements between the Company and the Consultant.

     2.  Consulting Fee.  As compensation, AMM shall pay to the Consultant
         ---------------
a monthly fee of $15,000, payable within five (5) days after the end of the month in which such services are performed.

     3.  Expenses.  All out-of-pocket expenses reasonably incurred by the
         ---------
Consultant in performance of the services to be rendered hereunder shall be the responsibility of the Company and shall be paid within fifteen (15) days after presentation of appropriate invoices. It is specifically agreed that the Consultant shall be permitted, at AMM's expense, to utilize car service between her homes and the AMM offices, in accordance with historical practice, provided that such transportation is in connection with activities being performed under this Consulting Agreement. It is also agreed that the Company will reimburse the Consultant, within ten (10) days after her payment thereof, for all premiums or other costs incurred by her in continuing under COBRA her medical insurance with the Company's carrier which coverage shall be substantially similar to that which the Company has historically provided to the Consultant, while an employee of the Company.

     4. Term.  The term of this Agreement shall commence on the date
        -----
hereof and shall continue until April 1, 2001. Notwithstanding the foregoing, either party may terminate this Consulting Agreement upon 30 days written notice given to the other in accordance with Paragraph 8.

     5.  Independent Contractor.  Nothing herein shall be construed to
         -----------------------
make the Consultant an employee or agent of the Company or AMM. Except as expressly agreed, the Consultant shall not have the authority to obligate or commit the Company or AMM in any manner whatsoever. It is further specifically understood that although the Consultant shall utilize all reasonable commercial efforts to fulfill her obligations to the Company under this Consulting Agreement, the Consultant is not representing, warranting or guaranteeing any results (whether financial or otherwise and including the hiring of any additional personnel) or performance by AMM or the Company. It is further understood that during the time the Consultant serves on the Management Committee, she shall report under this Consulting Agreement jointly to Mike Dinkins, the CEO of the Company and Mal Wasserman, and that thereafter (i.e.,
                                                                        ----
after July 1, 2000) she shall report exclusively to Mal Wasserman.
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     6.  Prior Employment Agreement.  It is specifically understood and
         ---------------------------
agreed that this Consulting Agreement supercedes and replaces a certain Employment Agreement, dated October 24, 1998 ( the "Employment Agreement") between the Company and the Consultant and that such Employment Agreement and the employment arrangements contemplated thereby are hereby deemed terminated and of no further force and effect. Further, each of the Company and the Consultant hereby waive and foresee release and discharge the other from any and all claims of whatever type which either of them may have against the other, arising out of or in connection with the Employment Agreement.

     7. Assignment.  This Agreement may not be assigned by either party
        ----------
without the prior written consent of the other party hereto.

     8. Notices.  Any notice or other communication required or permitted
        -------
by this Agreement shall be sufficiently given or sent if delivered personally, sent by telegram, or mailed by certified or registered mail or overnight carrier, postage prepaid, addressed as follows:

          If to the Company:
                         Access Worldwide Communications, Inc.
                         4950 Blue Lake Drive
                         Suite 300
                         Boca Raton, Florida 33431
                         Attention:  Michael Dinkins
                                 Chief Executive officer

          If to the Consultant:
                         Ann M. Holmes
                         47 East 88th Street
                         New York, New York 10128

                         64 Griffith Road
                         Saunderstown, RI 02874

or to such other address as may be furnished in writing by either party to the other. All such notices and communications shall be deemed to have been given as of the date received if delivered personally, or the date so sent or so deposited in the United States mails if otherwise given.

     9.  Governing Law. This Agreement shall be governed by, and construed
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and enforced
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in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

     10. Entire Agreement.  This Agreement constitutes the entire
         -----------------
agreement between the parties and may be amended only in writing executed by the parties hereto affected by such amendment.

     11.  No Waiver.  The failure by either party to insist upon strict
          ---------
compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such terms, covenants of conditions, nor shall any waiver or relinquishment of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

     If the above terms conform with your understanding, kindly execute this letter in the appropriate space below, whereupon this shall serve as a binding agreement between us.

                                  Very truly yours,

                                  ACCESS WORLDWIDE
                                  COMMUNICATION, INC.


                                  By:
                                     -------------------------------------
                                     President and Chief Executive Officer

AGREED AND ACCEPTED AS OF THE
1st DAY OF APRIL 2000


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Ann M. Holmes